500 West Main Street
P.O. Box 1438
Louisville, KY  40202
http://www.humana.com
news release

For More Information Contact:

Regina Nethery
Humana Investor Relations
(502) 580-3644
E-mail:  Rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
E-mail:  Tnoland@humana.com

Humana Makes Financial Announcements

•	Realigns financial reporting segments
•	Initiates quarterly cash dividend to stockholders; declares $0.25 per share dividend
•	Increases share repurchase authorization to $1 billion
•	Preannounces first quarter 2011 earnings of $1.86 per share
•	Raises full-year 2011 EPS guidance to $6.70 to $6.90

LOUISVILLE, KY – April 26, 2011 – Humana Inc. (NYSE: HUM) announced today that it has realigned its business segments to more closely reflect the company’s evolving business model.  Effective immediately, the company will be managing and reporting its operating results using the following segments:  Retail, Employer Group, and Health and Well-Being Services. The company will also disclose results for Other Businesses. Restated historical segment financials for 2010 quarters are included with this press release.

The company also announced that its Board of Directors has approved a quarterly cash dividend policy and has declared a cash dividend to stockholders of $0.25 per share payable on July 28, 2011 to stockholders of record on June 30, 2011.  Humana’s Board has also replaced its previously approved share repurchase authorization of up to $250 million (approximately $100 million of which was still outstanding as of April 25, 2011) with a new authorization for repurchases of up to $1 billion by June 30, 2013.

“We have realigned our businesses to better serve our customers.  The new financial reporting format not only reflects this change but also provides better transparency into our operating units,” said Michael B. McCallister, Humana’s chairman of the board and chief executive officer.  “We are also pleased to expand our capital deployment plans as further demonstration of our confidence in Humana’s future.”

“Through prudent and strict capital conservation over the past several years, Humana significantly strengthened its capital position to fund its growth in membership, revenue and geography,” said James H. Bloem, Humana’s senior vice president, chief financial officer and treasurer.  “We are confident in our ability to pay quarterly cash dividends and execute a more robust share repurchase program while maintaining appropriate levels of capital in our subsidiaries and funding potential acquisitions and investments that reflect our long-term strategy.”

Humana will release its detailed financial results for the quarter ended March 31, 2011 (1Q11) on Monday, May 2, 2011 and now anticipates 1Q11 diluted earnings per common share (EPS) of $1.86, exceeding the company’s previous guidance of $1.15 to $1.20 per share.  The better-than-expected results primarily related to a lower-than-expected benefit ratio for the quarter and included the impact of favorable prior-year development in medical claims reserves of $0.31 per share.  Humana has also revised its guidance for full-year 2011 EPS to a range of $6.70 to $6.90, up from its previous guidance range of $5.95 to $6.15 per share.

Overview of Humana’s Businesses

Humana is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being.  By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

Retail Segment

This segment is comprised of products sold on a retail basis to individuals including the following medical and supplemental benefit plans:

Medicare Advantage and stand-alone PDPs

Humana offers a wide variety of Medicare Advantage and stand-alone Prescription Drug Plans (PDPs) across the nation.  These plans provide people with Medicare choices that include plans with more benefits than Original Medicare, an affordable monthly premium, an extensive list of doctors, hospitals and other health care providers in many areas (including worldwide coverage for emergency care), and more predictable costs that are easier for members to budget.  Medicare Advantage offerings also include health and wellness programs, disease management and complex case management – all subject to quality ratings by the Centers for Medicare and Medicaid Services (CMS).  Drug coverage is available on a stand-alone basis or as part of a Medicare Advantage offering.  All Humana Medicare Advantage plans have annual out-of-pocket maximums, protecting beneficiaries against catastrophic costs.

Individual Coverage

Humana’s portfolio of individual health plans, marketed under the HumanaOne® brand, make it easy for individuals and families to select a plan according to their own personal preferences, lifestyles and budgets.  HumanaOne plans are designed specifically for self-employed entrepreneurs, small-business employees, part-time workers, students and early retirees.  The HumanaOne plan portfolio includes a broad spectrum of major medical benefits with multiple in-network coinsurance levels and annual deductible choices – all soon to be supported through HumanaVitality®’s innovative offerings that are expected to enhance loyalty by promoting wellness through reward programs.  Because of Humana’s extensive network of doctors and hospitals, HumanaOne policyholders who move to a different state can take their plan with them, and in most cases, those who work or travel away from home can receive in-network benefits by seeing Humana-contracted doctors, hospitals and other healthcare providers across the country.

The HumanaOne plans can be further customized with optional benefits such as dental, vision, life, and a broad portfolio of financial protection products.

Employer Group Segment

This segment is comprised of products sold to employer groups including the following medical and supplemental benefit plans:

Employer Group Coverage

Humana’s products give employers ways to save while offering employees freedom of choice along with decision tools that both employers and employees need to make smart, money-saving decisions.  Humana plans integrate clinical programs, plan designs, communication tools and spending accounts. Humana’s plan portfolio includes a broad spectrum of major medical benefits with multiple in-network coinsurance levels and annual deductible choices that employers of all sizes can offer to their employees on either a fully insured or self-funded basis.  As with Humana’s individual products, the employer group offerings will soon include HumanaVitality’s innovative wellness offerings.

Humana’s diversified portfolio of specialty products not only has the benefit of helping employers and employees manage costs; the company believes these products can also have a very real impact on future health outcomes.  As with individual policies, employers can customize their offerings with optional benefits such as dental, vision, life, and a broad portfolio of financial protection products.

Group Medicare Advantage and PDPs

Employers that provide post-retirement health care benefits can lower the cost of care and improve well-being for their retirees by replacing Medicare wrap or Medicare supplement products with Medicare Advantage or stand-alone PDPs from Humana.  These products offer the same types of benefits and services available to members in Humana’s individual Medicare plans and can be tailored to closely match an employer’s post-retirement benefit structure.  These sustainable solutions help reduce both employer cash outlays and liability accruals associated with such benefits.

Health and Well-Being Services Segment

This segment is comprised of stand-alone businesses that promote health and well-being.  These services are sold to other Humana businesses, external health plan members and other employers or individuals and include the following:

Pharmacy Solutions

Humana Pharmacy Solutions® (HPS) has evolved from managing traditional prescription drug coverage for both individuals and employer groups to providing a broad array of pharmacy solutions.   In addition to pharmacy benefits with member-focused strategies to yield savings in pharmacy and total health expense, HPS operates prescription home delivery services for mail order, specialty drugs and diabetic supplies (through RightSourceRx®), as well as research service (through Competitive Health Analytics).  Members are provided access to the medicine they need while also being offered solutions for clinically proven, therapeutically equivalent treatments.

Primary Care Services

Humana’s Concentra® subsidiary delivers occupational medicine, urgent care, physical therapy, and wellness services to employees and the general public through its operation of medical centers and worksite medical facilities.  Concentra provides Humana entry into the primary care space on a national scale, offering additional means for achieving health and wellness solutions and providing an expandable platform for growth with a management team experienced in physician practice management and alternate site care.

In addition to Concentra, Humana’s primary care services also include its CAC Medical Centers (CAC) in South Florida.  CAC operates full-service, multi-specialty medical centers staffed by primary care physicians and medical specialists practicing cardiology, endocrinology, geriatric medicine, internal medicine, ophthalmology, neurology, and podiatry.

Home Care Services

Through its community-based, multi-disciplinary model, Humana Cares® provides innovative and holistic care coordination services for individuals living with multiple chronic conditions, individuals with disabilities, fragile and aging-in-place Humana Cares participants and their care givers.  Humana Cares believes these services enable people to better manage their health, preserve their independence, improve their quality of life and ensure high levels of satisfaction with their care experience.

Integrated Wellness Services

LifeSynch®, a Humana subsidiary, empowers health behavior changes to improve quality of life.  Through an innovative suite of integrated products, LifeSynch looks at the total health picture of the individual and offers a holistic approach that integrates behavioral health services with wellness programs, and employee assistance programs and work-life services.  LifeSynch’s integrated wellness services include Hummingbird Coaching®, a pioneer in scalable, affordable and results-driven coaching that offers a comprehensive turn-key coaching program, an enhancement to a medically based coaching protocol and a platform that makes coaching programs more efficient.

HumanaVitality, a Humana joint venture with Discovery Holdings Ltd., will provide Humana members with the tools and support believed necessary to help them make healthy choices and achieve lifelong well-being through access to the comprehensive science-based Vitality wellness solution.  The company expects HumanaVitality to be available to certain of its members in mid-2011.  HumanaVitality’s product design encourages healthy behaviors that reduce long-term health care costs by rewarding members for improving their health.  This comprehensive integrated approach to lifestyle improvement has demonstrated quantifiable success in changing people’s behavior and lowering the economic costs of chronic illnesses.  A key element of the program includes a sophisticated health-behavior-change model supported by an actuarially sound incentive program.

Other Businesses

Other Businesses are not sold to employers or individuals and do not meet quantitative thresholds for separate reporting.  Such businesses include the following:

Military Services

Humana Military has been a Department of Defense contractor for the administration of the TRICARE program since July 1, 1996. In August 2003, Humana Military was awarded the contract to provide health-benefits support and services to active duty and retired military and their eligible family members in the ten-state South Region. The third-generation TRICARE program contract for the South Region was awarded to Humana Military in February 2011.

Medicaid
Humana’s Medicaid business consists of contracts in Puerto Rico and Florida, with more than 90 percent of the company’s Medicaid membership in Puerto Rico.

LI-NET Pharmacy Program

Humana administers CMS’s Limited Income Newly Eligible Transition (LI-NET) program.  This program allows individuals who receive Medicare’s low-income subsidy to also receive immediate prescription drug coverage at the point of sale if they are not already enrolled in a Medicare Part D plan.  CMS temporarily enrolls newly identified individuals with both Medicare and Medicaid into the LI-NET program, and subsequently transitions each member into a Medicare Part D plan.

  Closed Block of Long-Term Care Insurance

Humana acquired a closed block of long-term care insurance policies in connection with its acquisition of KMG America Corporation in 2007.  No new policies have been sold related to this book of business since 2005.

Eliminations/Corporate

This includes interest income, interest expense and certain corporate expenses not identifiable to a specific line of business as well as intersegment eliminations.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•
Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company's medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company's ability to maintain the value of its goodwill; and cash flows.  In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•
If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.

•
If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.

•
If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.

•
Humana is involved in various legal actions and governmental and internal investigations, including without limitation, an ongoing internal investigation related to certain aspects of its Florida subsidiary operations, the outcome of any of which could result in substantial monetary damages, penalties, fines or other sanctions. Increased litigation or regulatory action and any related negative publicity could increase the company’s cost of doing business.

•
Humana’s business activities are subject to substantial government regulation and related audits for compliance, including, among others, existing audits regarding Medicare risk adjustment data. New laws or regulations, or changes in existing laws or regulations or their manner of application, including the methodology that may be used by the government in implementing results of risk adjustment audits, could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.

•
On February 25, 2011, the Department of Defense TRICARE Management Activity, or TMA, awarded the TRICARE South Region contract to Humana.  On March 7, 2011, the competing offeror protested the award to the Government Accountability Office.  Also on March 7, 2011, as provided in the Federal Acquisition Regulations, TMA issued a stop work order to Humana in connection with the award.  As a result of the award of the TRICARE South Region contract to the company, Humana no longer expects a goodwill impairment to occur during the second half of 2011.  Ultimate disposition of the contract award is, however, subject to the resolution of any protests that may be filed by unsuccessful bidders.

•	Any failure to manage administrative costs could hamper Humana’s profitability.

•	Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	Changes in economic conditions could adversely affect Humana’s business and results of operations.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

•	Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2010;

•	Form 8-Ks filed during 2011.

***********

About Humana
Humana Inc., headquartered in Louisville, Kentucky, is a leading health care company that offers a wide range of insurance products and health and wellness services that incorporate an integrated approach to lifelong well-being.  By leveraging the strengths of its core businesses, Humana believes it can better explore opportunities for existing and emerging adjacencies in health care that can further enhance wellness opportunities for the millions of people across the nation with whom the company has relationships.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

• Annual reports to stockholders;
• Securities and Exchange Commission filings;
• Most recent investor conference presentations;
• Quarterly earnings news releases;
• Replays of most recent earnings release conference calls;
· Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
· Corporate Governance information.
###

Humana Inc.
Segment Realignment
Supplementary Information
4/26/2011

Humana Inc.
Segment Realignment Supplementary Information

Contents

Page	Description

11	Consolidated Statement of Income Reclassification
12	1Q10 Segment Financial Information
13	2Q10 Segment Financial Information
14	3Q10 Segment Financial Information
15	4Q10 Segment Financial Information
16	FY2010 Segment Financial Information

Humana Inc.
Consolidated Statement of Income Reclassification
For the year ended December 31, 2010
In thousands, except per common share results

	As Reported	As Adjusted	Dollar	%
	December 31, 2010	December 31, 2010	Change	Change

Revenues:
Premiums	$ 32,712,323	$ 32,712,323
Services	508,244	555,180	$ 46,936	9.2%
Investment income	329,332	329,332
Other revenue	318,309	-	(318,309)	-100.0%
Total revenues	33,868,208	33,596,835	(271,373)	-0.8%
Operating expenses:
Benefits	27,087,874	27,117,069	29,195	0.1%
Operating costs	4,662,802	4,380,319	(282,483)	-6.1%
Depreciation and amortization	262,910	244,825	(18,085)	-6.9%
Total operating expenses	32,013,586	31,742,213	(271,373)	-0.8%
Income from operations	1,854,622	1,854,622
Interest expense	105,060	105,060
Income before income taxes	1,749,562	1,749,562	-	-
Provision for income taxes	650,172	650,172
Net income	$ 1,099,390	$ 1,099,390	-	-
Basic earnings per common share	$ 6.55	$ 6.55
Diluted earnings per common share	$ 6.47	$ 6.47

Benefit ratio	82.8%	82.9%
Operating cost ratio	13.9%	13.2%

As a result of changing the company's reportable segments, the company also changed the classification of certain revenues and costs. Beginning January 1, 2011, costs of certain health and well-being services including costs of the company's wholly-owned mail order pharmacy from transactions with its members, historically classified as selling, general and administrative (and now titled  operating costs) as well as depreciation and amortization expenses were reclassified as benefits expenses. This classifies the cost of providing these benefits to the company's members similarly whether the services are provided via a third party provider or internally through a stand-alone subsidiary. Likewise, co-share amounts from the company's members associated with its wholly-owned mail order pharmacy operations, historically classified as other revenue, have been reclassified net of benefits expense. The remaining other revenue, primarily consisting of patient service revenue associated with the company's newly acquired Concentra subsidiary was combined with its previous administrative services fee revenue and classified as services revenue. Services revenue represents approximately 2 percent of consolidated revenue for the year ended December 31, 2010. Prior period amounts have been reclassified to conform to the new presentation. These adjustments had no impact on net income, cash flows or equity. Further, none of these adjustments impacted the company's regulated subsidiaries.

Humana Inc.
Segment Financial Information
For the three months ended March 31, 2010
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,059,167	$757,813	$-	$-	$-	$4,816,980
Medicare stand-alone PDP	503,513	1,136	-	74,376	-	579,025
Total Medicare	4,562,680	758,949	-	74,376	-	5,396,005
Fully-insured	178,817	1,328,001	-	-	-	1,506,818
Specialty	17,522	222,148	-	-	-	239,670
Military services	-	-	-	844,994	-	844,994
Medicaid and other	-	-	-	174,376	-	174,376
Total premiums	4,759,019	2,309,098	-	1,093,746	-	8,161,863
Services revenue:
Provider	-	-	3,163	-	-	3,163
ASO and other	2,801	99,123	-	27,933	-	129,857
Total services revenue	2,801	99,123	3,163	27,933	-	133,020
Total revenues - external customers	4,761,820	2,408,221	3,163	1,121,679	-	8,294,883

Intersegment revenues
Services	-	3,389	1,907,928	-	(1,911,317)	-
Products	-	-	286,913	-	(286,913)	-
Total intersegment revenues	-	3,389	2,194,841	-	(2,198,230)	-
Investment income	21,208	11,040	-	9,854	43,353	85,455
Total revenues	4,783,028	2,422,650	2,198,004	1,131,533	(2,154,877)	8,380,338
Operating expenses:
Benefits	3,994,049	1,896,931	-	976,606	(50,204)	6,817,382
Operating costs	496,706	428,824	1,922,223	114,812	(1,901,708)	1,060,857
Cost of drugs	-	-	222,473	-	(222,473)	-
Depreciation and amortization	27,491	23,418	5,081	2,891	(22)	58,859
Total operating expenses	4,518,246	2,349,173	2,149,777	1,094,309	(2,174,407)	7,937,098
Income from operations	264,782	73,477	48,227	37,224	19,530	443,240
Interest expense	-	-	-	-	26,314	26,314
Income before income taxes	$264,782	$73,477	$48,227	$37,224	$(6,784)	$416,926

Benefit ratio	83.9%	82.2%		89.3%		83.5%
Operating cost ratio	10.4%	17.8%	97.6%	10.2%		12.8%

Humana Inc.
Segment Financial Information
For the three months ended June 30, 2010
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,106,667	$778,542	$-	$-	$-	$4,885,209
Medicare stand-alone PDP	504,296	1,154	-	194,772	-	700,222
Total Medicare	4,610,963	779,696	-	194,772	-	5,585,431
Fully-insured	183,261	1,300,759	-	-	-	1,484,020
Specialty	19,668	224,093	-	-	-	243,761
Military services	-	-	-	885,368	-	885,368
Medicaid and other	-	-	-	178,171	-	178,171
Total premiums	4,813,892	2,304,548	-	1,258,311	-	8,376,751
Services revenue:
Provider	-	-	2,891	-	-	2,891
ASO and other	2,540	100,234	-	27,037	-	129,811
Total services revenue	2,540	100,234	2,891	27,037	-	132,702
Total revenues - external customers	4,816,432	2,404,782	2,891	1,285,348	-	8,509,453

Intersegment revenues
Services	-	3,279	1,923,802	-	(1,927,081)	-
Products	-	-	306,983	-	(306,983)	-
Total intersegment revenues	-	3,279	2,230,785	-	(2,234,064)	-
Investment income	19,529	10,207	-	10,027	40,027	79,790
Total revenues	4,835,961	2,418,268	2,233,676	1,295,375	(2,194,037)	8,589,243
Operating expenses:
Benefits	3,923,278	1,870,910	-	1,127,876	(52,968)	6,869,096
Operating costs	555,035	414,505	1,940,728	115,248	(1,931,826)	1,093,690
Cost of drugs	-	-	235,664	-	(235,664)	-
Depreciation and amortization	31,710	25,097	6,411	3,129	(1,966)	64,381
Total operating expenses	4,510,023	2,310,512	2,182,803	1,246,253	(2,222,424)	8,027,167
Income from operations	325,938	107,756	50,873	49,122	28,387	562,076
Interest expense	-	-	-	-	26,222	26,222
Income before income taxes	$325,938	$107,756	$50,873	$49,122	$2,165	$535,854

Benefit ratio	81.5%	81.2%		89.6%		82.0%
Operating cost ratio	11.5%	17.2%	97.4%	9.0%		12.9%

Humana Inc.
Segment Financial Information
For the three months ended September 30, 2010
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,075,532	$723,378	$-	$-	$-	$4,798,910
Medicare stand-alone PDP	504,929	1,153	-	73,501	-	579,583
Total Medicare	4,580,461	724,531	-	73,501	-	5,378,493
Fully-insured	189,503	1,275,945	-	-	-	1,465,448
Specialty	21,663	216,814	-	-	-	238,477
Military services	-	-	-	873,588	-	873,588
Medicaid and other	-	-	-	178,639	-	178,639
Total premiums	4,791,627	2,217,290	-	1,125,728	-	8,134,645
Services revenue:
Provider	-	-	3,815	-	-	3,815
ASO and other	3,116	94,884	-	27,102	-	125,102
Total services revenue	3,116	94,884	3,815	27,102	-	128,917
Total revenues - external customers	4,794,743	2,312,174	3,815	1,152,830	-	8,263,562

Intersegment revenues
Services	-	3,224	1,843,235	-	(1,846,459)	-
Products	-	-	342,777	-	(342,777)	-
Total intersegment revenues	-	3,224	2,186,012	-	(2,189,236)	-
Investment income	21,265	11,165	-	11,482	43,338	87,250
Total revenues	4,816,008	2,326,563	2,189,827	1,164,312	(2,145,898)	8,350,812
Operating expenses:
Benefits	3,879,424	1,818,752	-	1,021,082	(77,994)	6,641,264
Operating costs	461,038	407,117	1,845,018	118,551	(1,829,326)	1,002,398
Cost of drugs	-	-	261,061	-	(261,061)	-
Depreciation and amortization	27,625	21,704	8,211	2,664	(1,487)	58,717
Total operating expenses	4,368,087	2,247,573	2,114,290	1,142,297	(2,169,868)	7,702,379
Income from operations	447,921	78,990	75,537	22,015	23,970	648,433
Interest expense	-	-	-	-	26,143	26,143
Income before income taxes	$447,921	$78,990	$75,537	$22,015	$(2,173)	$622,290

Benefit ratio	81.0%	82.0%		90.7%		81.6%
Operating cost ratio	9.6%	17.6%	96.2%	10.3%		12.1%

Humana Inc.
Segment Financial Information
For the three months ended December 31, 2010
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$4,024,473	$760,549	$-	$-	$-	$4,785,022
Medicare stand-alone PDP	447,325	1,155	-	12,750	-	461,230
Total Medicare	4,471,798	761,704	-	12,750	-	5,246,252
Fully-insured	193,748	1,264,008	-	-	-	1,457,756
Specialty	22,628	222,255	-	-	-	244,883
Military services	-	-	-	858,594	-	858,594
Medicaid and other	-	-	-	231,579	-	231,579
Total premiums	4,688,174	2,247,967	-	1,102,923	-	8,039,064
Services revenue:
Provider	-	-	24,235	-	-	24,235
ASO and other	2,648	100,709	-	32,949	-	136,306
Total services revenue	2,648	100,709	24,235	32,949	-	160,541
Total revenues - external customers	4,690,822	2,348,676	24,235	1,135,872	-	8,199,605

Intersegment revenues
Services	-	3,245	1,818,976	-	(1,822,221)	-
Products	-	-	354,899	-	(354,899)	-
Total intersegment revenues	-	3,245	2,173,875	-	(2,177,120)	-
Investment income	18,523	9,793	-	11,218	37,303	76,837
Total revenues	4,709,345	2,361,714	2,198,110	1,147,090	(2,139,817)	8,276,442
Operating expenses:
Benefits	3,828,492	1,898,904	-	1,126,769	(64,838)	6,789,327
Operating costs	600,232	411,720	1,877,907	126,852	(1,793,337)	1,223,374
Cost of drugs	-	-	270,003	-	(270,003)	-
Depreciation and amortization	30,393	23,259	5,919	3,181	116	62,868
Total operating expenses	4,459,117	2,333,883	2,153,829	1,256,802	(2,128,062)	8,075,569
Income from operations	250,228	27,831	44,281	(109,712)	(11,755)	200,873
Interest expense	-	-	-	-	26,381	26,381
Income before income taxes	$250,228	$27,831	$44,281	$(109,712)	$(38,136)	$174,492

Benefit ratio	81.7%	84.5%		102.2%		84.5%
Operating cost ratio	12.8%	17.5%	97.7%	11.2%		14.9%

Humana Inc.
Segment Financial Information
For the year ended December 31, 2010
In thousands
			Health and
		Employer	Well-Being	Other	Eliminations/
	Retail	Group	Services	Businesses	Corporate	Consolidated

Revenues - external customers
Premiums:
Medicare Advantage	$16,265,839	$3,020,282	$-	$-	$-	$19,286,121
Medicare stand-alone PDP	1,960,063	4,598	-	355,399	-	2,320,060
Total Medicare	18,225,902	3,024,880	-	355,399	-	21,606,181
Fully-insured	745,329	5,168,713	-	-	-	5,914,042
Specialty	81,481	885,310	-	-	-	966,791
Military services	-	-	-	3,462,544	-	3,462,544
Medicaid and other	-	-	-	762,765	-	762,765
Total premiums	19,052,712	9,078,903	-	4,580,708	-	32,712,323
Services revenue:
Provider	-	-	34,104	-	-	34,104
ASO and other	11,105	394,950	-	115,021	-	521,076
Total services revenue	11,105	394,950	34,104	115,021	-	555,180
Total revenues - external customers	19,063,817	9,473,853	34,104	4,695,729	-	33,267,503

Intersegment revenues
Services	-	13,137	7,493,941	-	(7,507,078)	-
Products	-	-	1,291,572	-	(1,291,572)	-
Total intersegment revenues	-	13,137	8,785,513	-	(8,798,650)	-
Investment income	80,525	42,205	-	42,581	164,021	329,332
Total revenues	19,144,342	9,529,195	8,819,617	4,738,310	(8,634,629)	33,596,835
Operating expenses:
Benefits	15,625,243	7,485,497	-	4,252,333	(246,004)	27,117,069
Operating costs	2,113,011	1,662,166	7,585,876	475,463	(7,456,197)	4,380,319
Cost of drugs	-	-	989,201	-	(989,201)	-
Depreciation and amortization	117,219	93,478	25,622	11,865	(3,359)	244,825
Total operating expenses	17,855,473	9,241,141	8,600,699	4,739,661	(8,694,761)	31,742,213
Income from operations	1,288,869	288,054	218,918	(1,351)	60,132	1,854,622
Interest expense	-	-	-	-	105,060	105,060
Income before income taxes	$1,288,869	$288,054	$218,918	$(1,351)	$(44,928)	$1,749,562

Benefit ratio	82.0%	82.4%		92.8%		82.9%
Operating cost ratio	11.1%	17.5%	97.2%	10.1%		13.2%